May 22, 1996

VIA FACSIMILE MAIL

Roclab Investors-I          The Balcor Company         Daniel J. Perlman, Esq.
c/o The Balcor Company      2355 Waukegan Road         Katten Muchin & Zavis
2355 Waukegan Road          Suite A200                 Suite 2100
Suite A200                  Bannockburn, IL  60015     Chicago, IL  60661
Bannockburn, IL  60015      Attn.:  Al Lieberman
Attn.:  Ilona Adams

         Re: Agreement of Sale, dated as of the 23rd day of April, 1996 (the "Agreement") between Roclab Investors-I, as Seller, and ERP Operating Limited Partnership, as Purchaser, for the purchase of Desert Sands Apartments, Phoenix, Arizona
               (the "Property").

Dear Ms. Adams and Messrs. Lieberman and Perlman:

     Purchaser hereby requests that the Agreement be modified to change "Fourteen Million Five Hundred Seventy-Nine Thousand Four Hundred Twenty-Three (14,579,423.00)" to "Fourteen Million Five Hundred Twenty-Nine Thousand Four Hundred Twenty-Three (14,529,423.00)" in the second and third lines of Section 1 thereof. Please acknowledge Seller's acceptance of this modification to the Agreement by executing this letter in the space provided below and returning it via facsimile mail to Purchaser.

                         ERP OPERATING LIMITED PARTNERSHIP,
                         an Illinois limited partnership

                         By:  Equity Residential Properties Trust,
                              a Maryland Real Estate Investment
                              Trust, its general partner

                         By:  /s/ Bruce C. Strohm
                              ------------------------------------
                                 Bruce C. Strohm
                                 Executive Vice President

Approved and Accepted this 22nd day of May, 1996

ROCLAB INVESTORS-I, an Illinois limited partnership

By:  Balcor Partners-XIII, an Illinois general partnership
     a general partner

     By:  RGF-Balcor Associates-II, an Illinois general
          partnership, a general partner

          By:  The Balcor Company, a Delaware corporation,
               its general partner

               By:  /s/ Alan Lieberman
                    -------------------------------
                      Alan Lieberman
                      Senior Vice President
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